UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BDCA Business Development Corporation of America YOUR VOTE IS IMPORTANT VOTE YOUR SHARES TODAY!

Our records indicate that you have not yet voted your shares. The Special Stockholder Meeting will be held on January 11, 2019. Whether or not you plan t o attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. WITHOUT A PROXY CARD Call l -855-486-7909 Monday to Friday, 9:00a.m. to 9:00 p.m. EDT to speak with a proxy specialist. WITH A PROXY CARD Calll-800-690-6903 with a Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the elect ronic voting instruction form. Mark, sign and date your ballot and return it in the postage-paid envelope provided. BDCA Business Development Corporation of America NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

BDCA Business Development Corporation of America BE THE VOTE THAT COUNTS VOTE YOUR SHARES TODAY!

Our records indicate that you have not yet voted your shares. The Special Stockholder Meeting will be held on January 11, 2019. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. WITHOUT A PROXY CARD Call l -855-486-7909 Monday to Friday, 9:00a.m. to 9:00 p.m. EDT to speak with a proxy specialist. WITH A PROXY CARD Calll-800-690-6903 with a Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Mark, sign and date your ballot and return it in the postage-paid envelope provided. BDCA Business Development Corporation of America NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.